Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CHINA BIO ENERGY HOLDING GROUP CO., LTD.

THE UNDERSIGNED, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby execute this Certificate of Incorporation and does hereby certify as follows:

FIRST: The name of the corporation is China Bio Energy Holding Group Co., Ltd.. (hereinafter called the "Corporation").

SECOND: The registered office of the Corporation is to be located at 615 South DuPont Highway, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The name and mailing address of the incorporator is: Sarah-Nicole Pinheiro, c/o Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

FIFTH: The total number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $ .001 par value.

SIXTH: The personal liability of Directors of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permitted under Section 102(b)(7) of the General Corporation Law of the State of Delaware.

SEVENTH: The Corporation’s Board of Directors shall have the power to adopt, amend or repeal the Corporation’s By-Laws by a unanimous vote at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting, or by written consent as provided by Section 141(f) of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed this Certificate of Incorporation this 14th day of November, 2007.

/s/ Sarah-Nicole Pinheiro
Sarah-Nicole Pinheiro, Incorporator